Exhibit 99.1
News Release

Investor Relations Contact:	Corporate Communications Contact:
Steven Melman, V.P. of Investor Relations	Abbie Kendall, Principal
PDF Solutions, Inc.	Armstrong Kendall, Inc.
Tel: (408) 938-6445	Tel: (503) 672-4681
Email: steven.melman@pdf.com	Email: abbie@akipr.com
PDF Solutions® Reports First Quarter
2006 Results
Record Gain Share Contributes to 13th Sequential Quarter of Revenue Growth
     SAN JOSE, Calif.—April 20, 2006—PDF Solutions, Inc. (Nasdaq: PDFS) the leading provider of process-design integration technologies to enhance IC manufacturability, today announced financial results for its first fiscal quarter ended March 31, 2006.
     Revenue for the first fiscal quarter of 2006 totaled a record $19.9 million, an increase of 10%, compared with revenue of $18.1 million for the first fiscal quarter of 2005. Gain share revenue for the first fiscal quarter of 2006 totaled a record $5.0 million, an increase of 140%, compared to the first fiscal quarter of 2005. On a GAAP basis, net income for the first fiscal quarter of 2006 totaled $268,000, or $0.01 per diluted share, compared with net income of $1.4 million, or $0.05 per diluted share, for the first fiscal quarter of 2005. The adoptions of SFAS 123(R) during the first fiscal quarter of 2006 resulted in $2.2 million in stock-based compensation expense or approximately $0.08 per diluted share.
     In addition to using GAAP results in evaluating PDF Solutions’ business, management also believes it is useful to measure results using a non-GAAP measure of net income or loss, which excludes amortization of stock-based compensation and acquired intangible assets. Using this non-GAAP measure, net income for the first fiscal quarter of 2006 totaled approximately $3.3 million, or $0.12 per diluted share, compared with non-GAAP net income of approximately $2.7 million, or $0.10 per diluted share, for the first fiscal quarter of 2005.
     As previously announced, PDF will hold a live conference call beginning at 3:00 p.m. Pacific Time/6:00 p.m. Eastern Time today to discuss these results. A live webcast of this
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conference call will be available on PDF Solutions’ website at http://ir.pdf.com/medialist.cfm. A replay of the call will be available at the same website address beginning approximately two hours after completion of the live call. Further, a copy of this press release, including the disclosure and reconciliation of certain non-GAAP financial measures to the comparable GAAP measure, which non-GAAP measures may be used periodically by PDF Solutions’ management when discussing financial results with investors and analysts, will be available on PDF Solutions’ website at http://www.pdf.com/news_archive.phtml following the date of this release.
Information Regarding Use of Non-GAAP Financial Measures
In addition to providing results that are determined in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP), PDF Solutions also provides certain non-GAAP financial measures that exclude the effects of amortization of stock-based compensation and acquired intangible assets. PDF Solutions’ management believes that the presentation of these measures provides useful supplemental information to investors regarding PDF’s operating results. These non-GAAP financial measures are used by management internally to measure the company’s profitability and performance. PDF’s management believes that excluding the effects of amortization of stock-based compensation and acquired intangible assets provides a useful supplemental measure of the company’s ongoing operations in light of the fact that neither category of expense has a current effect on the future uses of cash nor do they have use with regards to the generation of current or future revenues. These non-GAAP results should not be considered an alternative to, or a substitute for, GAAP financial information, and may be different from similarly titled non-GAAP measures used by other companies. In particular, these non-GAAP financial measures are not a substitute for GAAP measures of income as a measure of performance, or to cash flows from operating, investing and financing activities as a measure of liquidity. Since management uses these non-GAAP financial measures internally to measure profitability and performance, PDF has included these non-GAAP measures to give investors an opportunity to see the company’s financial results as viewed by management. A reconciliation of the non-GAAP financial measures to the comparable GAAP financial measure is provided at the end of the company’s financial statements presented below.
About PDF Solutions
PDF Solutions, Inc. (Nasdaq: PDFS) is the leading provider of process-design integration technologies for manufacturing integrated circuits (ICs). PDF Solutions’ software, methodologies and services enable semiconductor companies to create IC designs that can be more easily manufactured using manufacturing processes that are more capable. By simulating deep sub-micron product and process interactions, the PDF solution offers clients reduced time to market, increased IC yield and performance, and enhanced product reliability and profitability. Headquartered in San Jose, Calif., PDF Solutions operates worldwide with additional offices in Europe and Japan. For more information, visit www.pdf.com.
PDF Solutions® is a registered trademark of PDF Solutions, Inc.
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PDF SOLUTIONS, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands)

	March 31,	December 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$40,135	$60,506
Short-term investments	24,923	—
Accounts receivable, net of allowances	21,579	22,082
Prepaid expenses and other current assets	1,762	1,992
Deferred tax assets	730	908

Total current assets	89,129	85,488
Property and equipment, net	3,635	3,328
Goodwill	39,886	39,886
Intangible assets, net	8,287	9,787
Deferred tax assets	823	877
Other assets	487	526

Total assets	$142,247	$139,892

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$986	$1,728
Accrued compensation and related benefits	2,937	4,922
Other accrued liabilities	1,240	1,469
Taxes payable	5,037	4,950
Deferred revenues	3,259	2,281
Billings in excess of recognized revenue	590	1,604

Total current liabilities	14,049	16,954
Long-term liabilities	230	257

Total liabilities	14,279	17,211

Stockholders’ equity:
Common stock	4	4
Additional paid-in-capital	146,728	141,720
Treasury stock, at cost	(5,549)	(5,549)
Deferred stock-based compensation	—	(27)
Accumulated deficit	(13,184)	(13,451)
Accumulated other comprehensive loss	(31)	(16)

Total stockholders’ equity	127,968	122,681

Total liabilities and stockholders’ equity	$142,247	$139,892

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PDF SOLUTIONS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended
	March 31,	March 31,
	2006	2005
Revenue:
Design-to-silicon-yield solutions:
Integrated solutions	$12,229	$12,557
Software licenses	2,612	3,449
Gain share	5,016	2,087

Total revenue	19,857	18,093

Cost and expenses:
Cost of design-to-silicon-yield solutions:
Direct costs of design-to-silicon-yield solutions:
Integrated solutions	6,429	5,750
Software licenses	11	157
Amortization of acquired core technology	1,266	1,266
Research and development	6,256	5,378
Selling, general and administrative	4,956	3,914
Amortization of other acquired intangible assets	235	235

Total costs and expenses	19,153	16,700

Income from operations	704	1,393
Interest and other income	635	272

Income before taxes	1,339	1,665

Tax provision	1,071	271

Net income	$268	$1,394

Net income per share:
Basic	$0.01	$0.05

Diluted	$0.01	$0.05

Weighted average common shares:
Basic	26,542	25,696

Diluted	28,223	27,129

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PDF SOLUTIONS, INC.
IMPACT OF NON-GAAP ADJUSTMENTS ON REPORTED NET INCOME (UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended				Three Months Ended
	March 31, 2006				March 31, 2005
	As reported	Adjustments		Non-GAAP	As reported	Adjustments		Non-GAAP
Revenue:
Design to-silicon-yield solutions:
Integrated solutions	$12,229	$—		$12,229	$12,557	$—		$12,557
Software licenses	2,612	—		2,612	3,449	—		3,449
Gain share	5,016	—		5,016	2,087	—		2,087

Total revenue	19,857	—		19,857	18,093	—		18,093

Cost and expenses:
Cost of design-to-silicon-yield solutions:
Direct cost of design-to-silicon-yield solutions:
Integrated solutions	6,429	(621	) (a)	5,808	5,750	—		5,750
Software licenses	11	—		11	157	—		157
Amortization of acquired core technology	1,266	(1,266	) (b)	—	1,266	(1,266	) (b)	—
Research and development	6,256	(618	) (a)	5,638	5,378	(42	) (a)	5,336
Selling, general and administrative	4,956	(929	) (a)	4,027	3,914	—		3,914
Amortization of other acquired intangible assets	235	(235	) (b)	—	235	(235	) (b)	—

Total costs and expenses	19,153	(3,669)		15,484	16,700	(1,543)		15,157

Income from operations	704	3,669		4,373	1,393	1,543		2,936
Interest and other income	635	—		635	272	—		272

Income before taxes	1,339	3,669		5,008	1,665	1,543		3,208

Tax provision	1,071	673	(a,b)	1,744	271	238	(b)	509

Net income	$268	$2,996		$3,264	$1,394	$1,305		$2,699

Net income per share — diluted	$0.01	$0.11		$0.12	$0.05	$0.05		$0.10

Weighted average common shares — diluted(c)	28,223	28,223		28,223	27,129	27,129		27,129

Notes:

(a)	The non-GAAP adjustments represent the reversal of stock-based compensation, net of taxes.

(b)	The non-GAAP adjustments represent the reversal of amortization of intangible assets, net of taxes.

(c)	The shares used in computing non-GAAP net income for the three months ended March 31, 2006 and 2005 include the dilutive impact of common stock options.
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